Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. NAMES
NEW EXECUTIVE CHAIRMAN OF THE BOARD
Board Initiates Recovery Plan

Honolulu, HI – March 16, 2010 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank, announced today the appointment of John C. Dean, a 29-year banking veteran, as Executive Chairman of the Board of Central Pacific Financial Corp. (CPF) and Central Pacific Bank (CPB), acting subject to regulatory approval.  Effective immediately, executive management of the Bank will report to Dean.   Ronald K. Migita, age 68, will be retiring as President and CEO and stepping down as Chairman of the Board of CPF and CPB upon the appointment of Dean, and will remain a director of the holding company and bank.
Dean, 62, is currently managing general partner of Startup Capital Ventures based in Palo Alto, California.  He has been credited with the turnaround of Silicon Valley Bank as its CEO from 1993 to 2001 and Chairman from 2001 to 2003, as well as the turnaround of two other financial institutions throughout his banking career.  Dean has strong ties to Hawaii, including co-founding and serving as Chairman Emeritus of the Entrepreneur’s Foundation of Hawaii, supporting small business ventures, endowing a faculty position at the University of Hawaii’s Shidler College of Business, and sponsoring the University’s Kipapa i ke Ala lecture series.  He has a residence located in Waimanalo, Hawaii on the island of Oahu.
The appointment of Dean is part of the implementation of a Recovery Plan designed to improve the Company’s capital ratios by downsizing Central Pacific Bank and focusing the Bank on its core business and traditional markets in Hawaii.  The Plan was developed with the aid of the Promontory Financial Group, a highly regarded advisor to financial institutions.   The Company continues to work with investment advisors Sandler O’Neill & Partners, LLP and RBC Capital to explore all options for raising additional capital concurrently with the implementation of its Recovery Plan.
“While we have received interest from private equity investors, our Board of Directors determined that consummation of a transaction on the terms and conditions proposed to date is not likely to occur in the near term,” said Migita. “Our Board also determined that immediately implementing this Recovery Plan while continuing to seek new capital is in the best interests of our stakeholders.”
The Company’s Board of Directors has formed a Recovery Committee, chaired by independent Director Paul Kosasa, to oversee the implementation and progress of the Recovery Plan and to actively engage in the company’s efforts.  Kosasa, President and CEO of MNS, Ltd., dba ABC Stores, has been a director of Central Pacific Financial Corp. and Central Pacific Bank for eight years and 16 years, respectively.  Promontory will advise this Committee in overseeing the implementation of the Recovery Plan.
“I know that John is the right person to lead our Company through the recovery and to re-establish a business model that has been highly successful in the past, as his stellar track record of turning banks around speaks for itself,” Migita said.
“Ron took on the additional roles of President and CEO in August 2008, at a time when the Bank’s commercial real estate loan portfolio began to significantly impact its credit costs and stability for the Company was critical,” said Kosasa. “The Board gratefully acknowledges and thanks Ron for stepping up to the plate at a difficult and critical juncture for the Company, and wishes him well in his retirement.”
The Company also reported that its independent registered public accounting firm, KPMG, issued an opinion regarding its audited financial statements as of December 31, 2009, which indicated that due to the capital ratio requirements of the regulatory Consent Order, the Company's inability to improve capital ratios in accordance with its capital plan raises substantial doubt about the Company’s ability to continue as a going concern.  Importantly, Central Pacific Financial Corp. currently remains adequately capitalized.
Also, to comply with the provisions of the regulatory Consent Order, the Company recognized $21.0 million in additional loan charge-offs due to a reduction of the value of certain doubtful and classified loans to the amounts mandated by the Consent Order.  The resultant increase in the provision for loan losses revises the Company’s previously reported net loss in its earnings report dated January 29, 2010, and is reflected in CPF’s Form 10-K filed with the Securities and Exchange Commission today.

Recovery Plan
Under the Recovery Plan, Central Pacific Bank will be a smaller bank with a restructured business model focused on its core business and traditional markets in Hawaii. Reducing the Bank’s assets will contribute toward improving its capital ratios, as would any increases in capital.  The Plan is designed to maintain the Company’s adequately capitalized ratios and improve its capital position over time while the Company continues to seek new capital.  In the event additional capital is raised in the future, the Board may consider appropriate modifications to the Plan.  Essential elements of the Plan include:
•	Aggressively manage the bank’s existing loan portfolios to minimize further credit losses and to maximize recoveries,
•	Shrink the Bank’s balance sheet, including the sale of pledged securities and reducing public deposits and repo positions,
•	Reduce the Bank’s loan portfolio through paydowns, restructuring, and significantly reducing lending activity,
•	Significantly lower operating costs to align with the restructured business model.
The Company has already taken key steps toward this business model that will contribute to the efforts of the Recovery Plan, as it:
•	Systematically reduced its loan portfolio by almost $1 billion and lowering its CRE loan concentration in 2009;
•
Reduced non-core deposits by over $489 million and increased core deposits by approximately $146 million in 2009, improving the quality of the Bank’s deposit relationships and loan-to-deposit ratio to 85% , as of 12/31/09, from 103% a year ago;

•	Announced closing three of four California loan offices in 2010, leaving only one commercial loan office in San Diego, as the Company exits the Mainland market;
•
Announced the consolidation of branches in two locations in Honolulu to be completed in April, 2010, that are just a few blocks from each other, with plans to provide customers with more convenience through extended hours at both consolidated branches.

“We believe that the aggressive and appropriate actions we are taking to turn the Company around are realistic and doable,” said Kosasa.  “Central Pacific Bank was founded 56 years ago to support the financial needs of Hawaii’s grassroots community, and we are committed to be that bank once again.”

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with $4.9 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 37 branches and approximately 100 ATMs throughout Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

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Forward-Looking Statements
This document contains forward-looking statements concerning business plans, management changes, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the Company’s ability to successfully implement business plans, the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by the FDIC and the Hawaii Division of Financial Institutions; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for 2009.  The Company does not update any of its forward-looking statements.

Investor Contact:	David Morimoto	Media Contact:	Wayne Kirihara
	SVP & Treasurer		SVP - Corporate Communications
	(808) 544-3627		(808) 544-3687
	david.morimoto@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

BACKGROUND

JOHN C. DEAN, EXECUTIVE CHAIRMAN OF THE BOARD,
CENTRAL PACIFIC FINANCIAL CORP. AND CENTRAL PACIFIC BANK

Honolulu, HI – March 16, 2010 – Executive Chairman of the Board of Central Pacific Financial Corp. and Central Pacific Bank, John C. Dean is currently managing general partner of Startup Capital Ventures based in Palo Alto, California. Dean has spent 29 years as an executive in the financial services industry focusing for the last 10 years on technology start-up companies. Dean also has strong ties to Hawaii, including serving as co-founder and chairman emeritus of the Entrepreneur’s Foundation of Hawaii, supporting small business ventures, and endowing a faculty position at the University of Hawaii’s Shidler College of Business. He has a residence located in Waimanalo, Hawaii on the island of Oahu.
From 1993 to 2001, Dean was Chief Executive Officer of Silicon Valley Bancshares and Silicon Valley Bank, and then from 2001 to 2003, he served as Chairman of the Board of the bank and the holding company. During his eight years as Chief Executive Officer at the Silicon Valley Bank, assets grew from $935 million to $5.5 billion; employees from 235 to over 1,000; and market capitalization from $63 million to a high of over $3 billion. This was his third bank turnaround.
In 2000, and again in 2001, Silicon Valley Bancshares was ranked first among the second-hundred largest banking companies in the United States by U.S. Banker, based upon return of equity and growth in the per-share net income over the a five-year period. In 2001, Forbes ranked Silicon Valley Bancshares among the “fastest growing companies” based on growth in revenues, EPS and total market return over three years.
Prior to Silicon Valley Bank, Dean has been CEO of four other institutions: Pacific First Bank (1991-1993), First Interstate Bank of Washington (1990-1991), First Interstate Bank of Oklahoma (1986-1990) and First Interstate System Inc (1982-1986). Under Dean’s leadership these banks, some of which were troubled institutions, grew significantly and became profitable.
A graduate of Holy Cross College, a former Peace Corps Volunteer in Western Samoa and a graduate of the Wharton School with an MBA in Finance, Dean was recognized by Business Week as one of Silicon Valley’s top 25 “movers and shakers” in 1997. In 2001, he was recognized by Forbes as one of the “50 most powerful dealmakers.”
Dean currently serves as an advisor for various venture capital firms, both in the U.S. and overseas. Dean is also a director of various technology companies, including AGIS, BioImagene, WhiteHat Security and RadioTime.
Dean is an advisor to the board of the Wharton School of University of Pennsylvania and founder and sponsor of Kipapa i ke Ala Lecture Series at the University of Hawaii’s Shidler College of Business. He is also a director of the Pacific Asian Center for Entrepreneurship and E-Business (PACE) at the business school of the University of Hawaii and a director of Pacific Health Research Institute (PHRI). He also previously served as a Director of HiBEAM, a nonprofit organization that serves as an accelerator for startup companies in Hawaii, and is Chairman of the Emmett R. Quady Foundation, his family foundation.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with $4.9 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 37 branches and approximately 100 ATMs throughout Hawaii.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

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Forward-Looking Statements
This document contains forward-looking statements concerning business plans, management changes, concerning plans and objectives of management for future operations, concerning future economic performance, or concerning any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes”, “plans”, “intends”, “expects”, “anticipates”, “forecasts” or words of similar meaning.  While we believe that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to: the Company’s ability to successfully implement business plans, the Company’s ability to hire a successor CEO with the needed expertise; the impact of local, national, and international economies and events, including natural disasters, on the Company’s business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; the impact of regulatory actions on the Company including the Consent Order by the FDIC and the Hawaii Division of Financial Institutions; the impact of legislation affecting the banking industry including the Emergency Economic Stabilization Act of 2008; the impact of competitive products, services, pricing, and other competitive forces; movements in interest rates; loan delinquency rates and changes in asset quality generally; the price of the Company’s stock; volatility in the financial markets and uncertainties concerning the availability of debt or equity financing; and the impact of regulatory supervision.  For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for 2009.  The Company does not update any of its forward-looking statements.

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